EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-111509 and 333-112571) of Open Solutions Inc. of our report dated June 11, 2004 relating to the financial statements of re:Member Data Services, Inc., which appears in Amendment No. 1 to the Current Report on Form 8-K/A of Open Solutions Inc. dated July 8, 2004 filed with the Securities and Exchange Commission on September 20, 2004.

Crowe Chizek and Company LLC

/s/ Crowe Chizek and Company LLC

Indianapolis, Indiana
September 20, 2004